Exhibit 10.1

Note Modification Agreement

This agreement is dated as of June 20, 2012 (the “Agreement Date”), by and between TASER International, Inc. (the “Borrower”) and JPMorgan Chase Bank, N.A. (together with its successors and assigns, the “Bank”). The provisions of this agreement are effective on the date that this agreement has been executed by all of the signers and delivered to the Bank (the “Effective Date”).

WHEREAS, the Borrower executed a Line of Credit Note dated as of June 4, 2010 in the original principal amount of Ten Million and 00/100 Dollars ($10,000,000.00), (as same may have been amended or modified from time to time, the “Note”) as evidence of an extension of credit from the Bank to the Borrower, which Note has at all times been, and is now, continuously and without interruption outstanding in favor of the Bank; and,

WHEREAS, the Borrower has requested and the Bank has agreed that the Note be modified to the limited extent as hereinafter set forth in this agreement;

NOW THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:

1. ACCURACY OF RECITALS. The Borrower acknowledges the accuracy of the Recitals stated above.

2. DEFINITIONS. Capitalized terms used in this agreement shall have the same meanings as in the Note, unless otherwise defined in this agreement.

3. MODIFICATION OF NOTE.

3.1 The provision in the Note captioned “Promise to Pay” is hereby amended as follows: The date on which the entire balance of unpaid principal plus accrued interest shall be due and payable immediately is hereby changed from June 30, 2013 to July 31, 2014.

3.2 The provision in the Note captioned “Principal Payments.” is hereby amended to read as follows: Principal Payments. All outstanding principal and interest is due and payable in full on July 31, 2014, which is defined herein as the “Principal Payment Date”.

3.3 Each of the Related Documents is modified to provide that it shall be a default or an event of default thereunder if the Borrower shall fail to comply with any of the covenants of the Borrower herein or if any representation or warranty by the Borrower herein or by any guarantor in any Related Documents is materially incomplete, incorrect, or misleading as of the date hereof. As used in this agreement, the “Related Documents” shall include the Note and all applications for letters of credit, loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, or any other instrument or document executed in connection with the Note or in connection with any other obligations of the Borrower to the Bank.

3.4 Each reference in the Related Documents to any of the Related Documents shall be a reference to such document as modified by this agreement.

4. RATIFICATION OF RELATED DOCUMENTS AND COLLATERAL. The Related Documents are ratified and reaffirmed by the Borrower and shall remain in full force and effect as they may be modified by this agreement. All property described as security in the Related Documents shall remain as security for the Note, as modified by this agreement, and the Liabilities under the other Related Documents.

5. BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank that each of the representations and warranties made in the Note and the other Related Documents and each of the following representations and warranties are and will remain, true and correct until the later of maturity or the date on which all Liabilities evidenced by the Note are paid in full:

5.1 No default, event of default or event that would constitute a default or event of default but for the giving of notice, the lapse of time or both, has occurred and is continuing under any provision of the Note, as modified by this agreement, or any other Related Document.

5.2 No event has occurred which may in any one case or in the aggregate materially and adversely affect the financial condition, properties, business, affairs, prospects or operations of the Borrower or any guarantor or any subsidiary of the Borrower.

5.3 The Borrower has no defenses or counterclaims, offsets or adverse claims, demands or actions of any kind, personal or otherwise, that it could assert with respect to the Note or any other Liabilities.

5.4 The Note, as modified by this agreement, and the other Related Documents are the legal, valid, and binding obligations of the Borrower and the other parties, enforceable against the Borrower and other parties in accordance with their terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

5.5 The Borrower, other than any Borrower who is a natural person, is validly existing under the laws of the State of its formation or organization. The Borrower has the requisite power and authority to execute and deliver this agreement and to perform the obligations described in the Related Documents as modified herein. The execution and delivery of this agreement and the performance of the obligations described in the Related Documents as modified herein have been duly authorized by all requisite action by or on behalf of the Borrower. This agreement has been duly executed and delivered by or on behalf of the Borrower.

6. BORROWER COVENANTS. The Borrower covenants with the Bank:

6.1 The Borrower shall execute, deliver, and provide to the Bank such additional agreements, documents, and instruments as reasonably required by the Bank to effectuate the intent of this agreement.

6.2 The Borrower fully, finally, and forever releases and discharges the Bank, its successors, and assigns and their respective directors, officers, employees, agents, and representatives (each a “Bank Party”) from any and all causes of action, claims, debts, demands, and liabilities, of whatever kind or nature, in law or equity, of the Borrower, whether now known or unknown to the Borrower, (i) in respect of the loan evidenced by the Note and the Related Documents, or of the actions or omissions of any Bank Party in any manner related to the loan evidenced by the Note or the Related Documents and (ii) arising from events occurring prior to the date of this agreement.

6.3 To the extent not prohibited by applicable law, the Borrower shall pay to the Bank:

6.3.1 All the internal and external costs and expenses incurred (or charged by internal allocation) by the Bank in connection with this agreement (including, without limitation, inside and outside attorneys, appraisal, appraisal review, processing, title, filing, and recording costs, expenses, and fees).

7. EXECUTION AND DELIVERY OF AGREEMENT BY THE BANK. The Bank shall not be bound by this agreement until (i) the Bank has executed this agreement and (ii) the Borrower performed all of the obligations of the Borrower under this agreement to be performed contemporaneously with the execution and delivery of this agreement.

8. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER. The Note, as modified by this agreement, and the other Related Documents contain the complete understanding and agreement of the Borrower and the Bank in respect of any Liabilities evidenced by the Note and supersede all prior understandings, and negotiations. If any one or more of the obligations of the Borrower under this agreement or the Note, as modified by this Agreement, is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this agreement, the Note as modified by this agreement and the other Related Documents in any other jurisdiction. No provision of the Note, as modified by this agreement, or any other Related Documents may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the party against whom it is being enforced.

9. GOVERNING LAW AND VENUE. This agreement shall be governed by and construed in accordance with the laws of the State of Arizona (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under the Note or this agreement may be brought by the Bank in any state or federal court located in the State of Arizona, as the Bank in its sole discretion may elect. By the execution and delivery of this agreement, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Arizona is not a convenient forum or the proper venue for any such suit, action or proceeding. This agreement binds the Borrower and its successors, and benefits the Bank, its successors and assigns. The Borrower shall not, however, have the right to assign the Borrower’s rights under this agreement or any interest therein, without the prior written consent of the Bank.

10. COUNTERPART EXECUTION. This agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.

2

11. NOT A NOVATION. This agreement is a modification only and not a novation. In addition to all amounts hereafter due under the Note, as modified by this agreement, and the other Related Documents, all accrued interest evidenced by the Note being modified by this agreement and all accrued amounts due and payable under the Related Documents shall continue to be due and payable until paid. Except for the modification(s) set forth in this agreement, the Note, the other Related Documents and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Note and made a part thereof. This agreement shall not release or affect the liability of any guarantor, surety or endorser of the Note or release any owner of collateral securing the Note. The validity, priority and enforceability of the Note shall not be impaired hereby. References to the Related Documents and to other agreements shall not affect or impair absolute and unconditional obligation of the Borrower to pay the principal and interest on the Note when due. The Bank reserves all rights against all parties to the Note and the other Related Documents.

12. TIME IS OF THE ESSENCE. Time is of the essence under this agreement and in the performance of every term, covenant and obligation contained herein.

Borrower:

Address: 7860 East McClan Drive #2 Scottsdale, AZ 85260	TASER International Inc.

	By:	/s/ Daniel M Behrendt
Daniel M Behrendt CFO
Printed Name Title

Date Signed: June 28, 2012

BANK’S ACCEPTANCE

The foregoing agreement is hereby agreed to and acknowledged.

Bank:

JPMorgan Chase Bank, N.A.

By:	/s/ Hana Deiter
Hana Deiter SVP
Printed Name Title

Date Signed: 6/27/2012

3

June 20, 2012

TASER International, Inc.

7860 East McClan Drive #2

Scottsdalc, Arizona 85260-1627

Attention: Daniel M. Behrendt, CFO

Dear Mr Behrendt:

JPMorgan Chase Bank, N.A. (the “Bank”) has made available to TASER International, Inc. (the “Borrower”) a $10,000,000,00 revolving credit facility (the “Facility”). Advances under the Facility are evidenced by a Line of Credit Note dated June 4, 2010 executed by the Borrower and payable to the order of the Bank in the principal amount of $10,000,000.00 (as renewed, modified or replaced, the “Line of Credit Note”). The Facility is governed by a Credit Agreement dated as of June 22, 2004 by and between the Borrower and the Bank (as amended from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined in this letter shall have the same meanings here as assigned to them in the Line oF Credit Note or the Credit Agreement.

Pursuant to Section 5.2 A of the Credit Agreement, the Borrower agreed to not acquire any of its shares of capital stock. You have requested the Bank's consent to permit you to repurchase shares of your capital stock.

The Bank agrees to permit the Borrower to repurchase common shares of its capital stock for cash consideration not to exceed $20,000,000.00 in the aggregate, and waives any violation of Section 5.2A of the Credit Agreement as a result of such repurchase, Please understand that this consent and waiver does not constitute an approval of any future repurchases of the Borrower's capital stock, nor a waiver of any defaults that may currently exist or may subsequently occur, including future violations of Section 5.2 A of the Credit Agreement.

This limited consent and waiver set shall not become effective unless and until the Bank receives a duplicate original copy of this letter duly executed by the Borrower. All terms and conditions of the Credit Agreement, the Line of Credit Note and the other Related Documents are hereby ratified and confirmed. The Borrower represents and warrants that all representations and warranties set forth in the Credit Agreement, the Line of Credit Note and the other Related Documents are true and correct as of the date that this letter is executed by the Borrower and that no event of default has occurred and is continuing under the Credit Agreement, the Line of Credit Note or the Related Documents.

Sincerely,

JPMORGAN CHASE BANK, N.A.

By:	/s/ Hana M. Deiter
Name:	Hana M. Deiter
Title:	Banker Senior — MM
Address:	201 North Central Avenue, 21st Floor
Phoenix, Arizona 85004-0073
Telephone:	602-221-2888

Acknowledged and agreed to on this the 28 day of June, 2012 by:

TASER INTERNATIONAL, INC.

By:	/s/ Daniel M. Behrendt
Name:	Daniel M. Behrendt
Title:	Chief Financial Officer

Bank Contact for Questions:
Name:	Gloria Ibarra-Zazueta
Phone/Fax:	520-792-5991
Mailing Address:	2 E Congress 2nd Flr
Tucson, AZ 85710

LOAN CLOSING DISBURSEMENT AGREEMENT

Borrower Name: Taser International, Inc	Obligor/Obligation No: 80544284
Borrower 17800 N 85TH STREET	Borrower’s Checking Account No.:
Address: SCOTTSDALE, AZ 85255-9603
Loan Amount $ 10,000,000	Cost Center No.: 641781

I. Disbursements by Bank to: Pay To (Payee Name):		Payment Instruction:	Amount Paid from Borrower’s Checking Acct:	Amount Paid from Loan Proceeds by Bank:
	☐	Payment to JPMC Borrower Account (see Acct No. above)

Wiring Instructions Attached or as follows: (ABA No.):	☐	Payment to JPMC Account of the Title Co/Escrow Agent/Attny/Third Party (internal) Account No.(with Bank):

Account No.:	☐	Wiring for Borrower Payoff/external DDA

Other Instr:	☐	Wiring to a Title Co/Escrow Agent (external)

	☐	Wiring to Closing Attorney (external)

	☐	Wiring to a Third Party (external)

Subtotal for Part I			$0.00	$0.00

II. Disbursements for Bank’s Fees, etc.[1]			Borrower’s Checking Acct. by Bank:	Loan Proceeds by Bank:
Late Fees

Outstanding Interest to / / (date)

Loan Origination/Commitment Fee

Loan Modification Fee

Letter of Credit Fees

Other (specify)

Other (specify)

Subtotal for Part II			$0.00	$0.00

III. Disbursements by Bank for Fees to Others (This is in addition to any fees/costs that Borrower has agreed to pay directly.)[1]

		Bank to Pay To (Payee Name):	Amount Paid from Borrower’s Checking Acct. by Bank:	Amount Paid from Loan Proceeds by Bank:
Appraisal

Environmental Report or Audit

UCC/ Other Search Fee		CT Lien	$6.00

UCC Filing Fee

Certification Fee-Organizational Documents

Flood Determination Fee

Real Estate Recording Fees

Title Search/Insurance Fees

Other Federal Tax Search			$6.00

Other

Other

Subtotal for Part III			$12.00	$0.00

Summary (Recap of Subtotals from page 1)	Amount Paid from Borrower’s Checking Acct. by Bank:	Amount Paid from Loan Proceeds by Bank:
Subtotal for Part I	$0.00	$0.00

Subtotal for Part II	$0.00	$0.00

Subtotal for Part III	$12.00	$0.00

IV. Total Disbursements by Bank[1]
Total Disbursements by Bank (Total for Subparts I, II, and III above)	$12.00	$0.00

Certification:

By signing below, Borrower authorizes JPMorgan Chase Bank, N.A. and its subsidiaries and affiliates (collectively, “Bank”) to issue checks or direct fund transfers to the payees, in the amounts1, and per the instructions (if applicable) set forth above in connection with the loan or other credit facility described above (the “Loan”), if Borrower has instructed Bank to make payments to be held in escrow with a title company, escrow company, or closing attorney, Borrower acknowledges that Bank shall have no responsibility for tax reporting or tax withholding for disbursements from escrow. With respect to payments to be made directly by Bank, Borrower shall provide Bank with all documents determined necessary or desirable by Bank to perform tax reporting and tax withholding, and Borrower acknowledges that such disbursements may be delayed if Bank is not provided with all of such information. Borrower also acknowledges that Borrower may be responsible for paying other fees directly to third parties, such as Bank’s counsel, and making other disbursements in connection with the Loan per the terms of the loan documents. Borrower shall be responsible for all tax reporting and withholding on all payees paid by Borrower. Bank may rely and act on the instructions set forth herein, and Borrower shall indemnify, defend and hold harmless Bank from and against any and all losses, costs, expenses, fees, claims, damages, liabilities, and causes of action (“Claims”) in any way relating to or arising from acting in accordance therewith, including without limitation any Claims based on Bank’s negligence, but not its gross negligence or willful misconduct, in the event of any conflict with any other instruction set forth herein, the ABA# and Account # shall control.

/s/ Daniel M Behrendt	June 28, 2012
Signature of Authorized Person	Date

Printed Name of Authorized Person

[1]

Subject to Bank’s reasonable adjustment and correction, including, without limitation, updating loan payoff amounts to be funded through the date of the loan payoff. Additional Fees, if applicable, may follow.

For Bank use only —
Authorizing Signatures:
(Two Required) (1)	(2)
Fac/Gr: Print Name: Auth Level:	Print Name: Auth Level:
Call Back Contact for CLS:	Call Back Phone Number:
Rev. 09/11.